EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-174089) of Affinity Gaming of our report dated April 1, 2013, except for the condensed consolidated guarantor data described in Note 18, as to which the date is April 17, 2013, relating to the financial statements, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Las Vegas, Nevada
March 27, 2015